CarLotz Announces First Quarter Fiscal 2022 Financial Results

First Quarter Revenue Grew 11% versus Last Year to $63.0 million
First Quarter Retail Unit Sales of 2,270
First Quarter F&I Revenue Grew 138% versus Last Year

May 9, 2022 – Richmond, VA – CarLotz, Inc. (the “Company” or “CarLotz”; NASDAQ: LOTZ), a leading consignment-to-retail used vehicle marketplace, today announced financial results for the first quarter ended March 31, 2022.

First Quarter 2022 Financial Results

•Net revenue increased 11% to $63.0 million from $56.6 million in the same period in 2021
•Retail unit sales were 2,270 compared to 2,554 in the same period in 2021
•Finance & insurance revenue increased 138% to $3.7 million from $1.6 million in the same period in 2021
•Gross profit was $2.1 million compared to $2.0 million in the same period in 2021
•Retail GPU was $827 compared to $1,182 in the same period in 2021
•Net loss attributable to common shareholders was $(24.8) million, or $(0.22) per diluted share, compared to $(15.0) million, or $(0.15) per diluted share, in the same period in 2021
•Adjusted EBITDA was $(25.6) million compared to $(16.9) million in the same period in 2021

“CarLotz reported first quarter revenues of $63.0 million in 2022, reflecting the foundational investments made in hubs, technology, and marketing last year. The revenue growth of 11% was driven by strong finance & insurance growth of 138% partially offset by a decline in retail units sold versus last year amid continued sourcing challenges. We are focused on driving improvements at a much quicker pace with an immediate focus on operating fundamentals and financial discipline,” said Lev Peker, Chief Executive Officer.

Mr. Peker continued, “Having completed my first three weeks as the CEO of CarLotz, I am excited about the opportunity to improve the execution and financial performance of the Company. We have an exceptionally talented team with significant experience that is focused on building the foundation of the Company. I am honored to be leading this impressive team as we deliver on our mission of creating the greatest vehicle buying and selling experience.”

Webcast and Conference Call Information

A conference call to discuss the first quarter 2022 financial results is scheduled for today, May 9, 2022, at 5:00 pm ET. Interested parties may listen to the conference call via telephone by dialing 1-833-962-1461, or for international callers, 1-929-517-0392 with Conference ID: 9499669. A telephone replay will be available until 11:59 pm ET on May 16, 2022, and can be accessed by dialing 1-855-859-2056, or for international callers, 1-404-537-3406 and entering replay Pin number: 9499669.

The conference call webcast will be available at https://investors.carlotz.com/.

About CarLotz

CarLotz operates a consignment-to-retail used vehicle marketplace that provides our corporate vehicle sourcing partners and retail sellers of used vehicles with the ability to easily access the retail sales channel. Our mission is to create the world's greatest vehicle buying and selling experience. We operate a technology-enabled buying, sourcing, and selling model that offers an omni-channel experience and diverse selection of vehicles. Our proprietary technology provides our corporate vehicle sourcing partners with real-time performance metrics and data analytics, along with custom business intelligence reporting that enables vehicle triage optimization between the wholesale and retail channels.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include statements that are not historical facts, such as statements concerning possible or assumed future actions, business strategies, events or results of operations, including statements regarding CarLotz’ expectations or predictions of future financial or business performance or conditions. Forward-looking statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates”

or “intends” or similar expressions. Such statements are based on management’s current expectations and are not guarantees of future performance. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause such differences include those disclosed in CarLotz’ filings with the SEC, including those resulting from the impact of the ongoing Covid-19 pandemic on our business and general business and economic conditions and our ability to successfully execute our business plan. Forward-looking statements speak only as of the date they are made, and CarLotz is under no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Investors:

Susan Lewis, VP - Investor Relations, slewis@carlotz.com

CarLotzIR@icrinc.com

Media:

Leslie Griles, Leslie.Griles@CarLotz.com

CarLotz, Inc. and Subsidiaries — Condensed Consolidated Balance Sheet
(unaudited)

(In thousands, except share data)

	March 31, 2022	December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$75,328	$75,029
Restricted cash	4,011	4,336
Marketable securities – at fair value	74,109	116,589
Accounts receivable, net	6,922	8,206
Inventories	46,095	40,985
Other current assets	10,741	4,705
Total Current Assets	217,206	249,850
Marketable securities – at fair value	971	1,941
Property and equipment, net	13,042	22,628
Capitalized website and internal-use software costs, net	13,385	13,716
Operating lease assets	49,608	—
Finance lease assets, net	11,811	—
Lease vehicles, net	2,223	1,596
Other assets	553	558
Total Assets	$308,799	$290,289
Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities:
Current portion of finance lease liabilities	$560	$509
Floor plan notes payable	22,052	27,815
Accounts payable	7,914	6,352
Accrued transaction expenses	—	—
Accrued expenses	14,369	14,428
Current portion of operating lease liabilities	6,810	—
Other current liabilities	662	754
Total Current Liabilities	52,367	49,858
Finance lease liabilities, less current portion	12,080	12,206
Operating lease liabilities, less current portion	45,076	—
Earnout shares liability	3,650	7,679
Merger warrants liability	4,691	6,291
Other liabilities	651	744
Total Liabilities	118,515	76,778
Commitments and Contingencies (Note 15)	—	—
Stockholders’ Equity (Deficit):
Common stock, $0.0001 par value; 500,000,000 authorized shares, 114,111,796 and 113,996,401 shares issued and outstanding at March 31, 2022 and December 31, 2021	11	11
Additional paid-in capital	289,191	287,509
Accumulated deficit	(98,752)	(73,916)
Accumulated other comprehensive (loss) income	(166)	(93)
Total Stockholders’ Equity (Deficit)	190,284	213,511
Total Liabilities and Stockholders’ Equity (Deficit)	$308,799	$290,289

CarLotz, Inc. and Subsidiaries — Consolidated Statements of Operations
(unaudited)

(In thousands, except per share and share data)

	Three Months Ended March 31,
	2022	2021
Revenues:
Retail vehicle sales	$50,588	$50,383
Wholesale vehicle sales	8,575	4,568
Finance and insurance, net	3,705	1,554
Lease income, net	146	107
Total Revenues	63,014	56,612
Cost of sales (exclusive of depreciation)	60,936	54,604
Gross Profit	2,078	2,008
Operating Expenses:
Selling, general and administrative	27,674	18,873
Stock-based compensation expense	1,684	41,963
Depreciation and amortization expense	1,789	383
Management fee expense – related party	—	2
Impairment expense	—	—
Total Operating Expenses	31,147	61,221
Loss from Operations	(29,069)	(59,213)
Interest expense	617	175
Other Income, net
Change in fair value of Merger warrants liability	1,600	12,358
Change in fair value of earnout shares	4,029	31,846
Other income (expense)	(779)	162
Total Other Income, net	4,850	44,366
Loss Before Income Tax Expense	(24,836)	(15,022)
Income tax expense	—	—
Net Loss	$(24,836)	$(15,022)
Net Loss per Share, basic and diluted	$(0.22)	$(0.15)
Weighted-average Shares used in Computing Net Loss per Share, basic and diluted	114,054,597	100,817,385

CarLotz, Inc. and Subsidiaries — Condensed Consolidated Statements of Cash Flows

(unaudited)

(In thousands, except per share and share data)

	Three Months Ended March 31,
	2022	2021
Cash Flow from Operating Activities
Net loss	$(24,836)	$(15,022)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization – property, equipment, ROU assets and capitalized software	4,097	105
Amortization and accretion - marketable securities	440	238
Depreciation – lease vehicles	85	15
Loss on marketable securities	—	—
Provision for doubtful accounts	(30)	—
Stock-based compensation expense	1,684	41,963
Change in fair value of Merger warrants liability	(1,600)	(12,358)
Change in fair value of earnout shares	(4,029)	(31,846)
Change in Operating Assets and Liabilities:
Accounts receivable	1,314	(5,192)
Inventories	(5,110)	1,991
Other current assets	(6,036)	(5,868)
Other assets	5	(3,038)
Accounts payable	1,562	3,140
Accrued expenses	975	6,187
Accrued expenses – related party	—	(229)
Other current liabilities	(92)	559
Other liabilities	(93)	(245)
Net Cash Used in Operating Activities	(31,664)	(19,600)
Cash Flows from Investing Activities
Purchase of property and equipment	(4,091)	(586)
Capitalized website and internal-use software costs	(611)	(1,154)
Purchase of marketable securities	(21,974)	(217,689)
Proceeds from sales of marketable securities	64,917	59
Purchase of lease vehicles	(712)	—
Net Cash (Used in) Provided by Investing Activities	37,529	(219,370)
Cash Flows from Financing Activities
Payments made on finance leases	(126)	—
PIPE issuance	—	125,000
Merger financing	—	309,999
Payment made on accrued dividends	—	(4,853)
Payments to existing shareholders of Former CarLotz	—	(62,693)

Transaction costs and advisory fees	—	(47,579)
Payments made on cash considerations associated with stock options	—	(2,465)
Repayment of Paycheck Protection Program loan	—	(1,749)
Payments made on note payable	—	(3,000)
Payments on floor plan notes payable	(41,728)	(11,150)
Borrowings on floor plan notes payable	35,965	9,236
Payments made for tax on equity award transactions	(2)	—
Net Cash (Used in) Provided by Financing Activities	(5,891)	310,746
Net Change in Cash and Cash Equivalents Including Restricted Cash	(26)	71,776
Cash and cash equivalents and restricted cash, beginning	79,365	2,813
Cash and cash equivalents and restricted cash, ending	$79,339	$74,589
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$615	$402
Supplementary Schedule of Non-cash Investing and Financing Activities:
Transfer from lease vehicles to inventory	$—	$100
KAR/AFC exercise of stock warrants	—	(144)
KAR/AFC conversion of notes payable	—	(3,625)
Convertible redeemable preferred stock tranche obligation expiration	—	(2,832)
Capitalized website and internal use software costs accrued	—	(1,400)

CarLotz, Inc. and Subsidiaries — Results of Operations and Retail Gross Profit per Unit

(unaudited)

(In thousands, except share data)

	Three Months Ended March 31,
	2022	2021	Change	Change
Revenue:
Retail vehicle sales	$50,588	$50,383	$205	—%
Wholesale vehicle sales	8,575	4,568	4,007	88%
Finance and insurance, net	3,705	1,554	2,151	138%
Lease income, net	146	107	39	36%
Total revenues	63,014	56,612	6,402	11%
Cost of sales:
Retail vehicle cost of sales	$52,415	$48,917	$3,498	7%
Wholesale vehicle cost of sales	8,521	5,687	2,834	50%
Total cost of sales	$60,936	$54,604	$6,332	12%
Gross profit:
Retail vehicle gross profit (loss)	$(1,827)	$1,466	$(3,293)	(225)%
Wholesale vehicle gross profit (loss)	54	(1,119)	1,173	105%
Finance and insurance gross profit	3,705	1,554	2,151	138%
Lease income, net	146	107	39	36%
Total gross profit	$2,078	$2,008	$70	3%

Retail gross profit per unit(1):
Retail vehicle gross profit (loss)	$(1,827)	$1,466	$(3,293)	(225)%
Finance and insurance gross profit	3,705	1,554	2,151	138%
Total retail vehicle and finance and insurance gross profit	1,878	3,020	(1,142)	(38)%
Retail vehicle unit sales	2,270	2,554	(284)	(11)%
Retail vehicle gross profit per unit	$827	$1,182	$(355)	(30)%

(1) Gross profit per unit is calculated as gross profit for retail vehicles and finance and insurance, each of which is divided by the total number of retail vehicles sold in the period.

Reconciliation of Non-GAAP Financial Measures

To supplement the consolidated financial statements, which are prepared and presented in accordance with GAAP, we also present the following non-GAAP measures: EBITDA and Adjusted EBITDA. We believe the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by our management team, and it also improves investors’ understanding of our underlying operating performance and their ability to analyze our ongoing operating trends. All historic non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures.
EBITDA is defined as net loss attributable to common stockholders adjusted to exclude interest expense, income tax expense and depreciation and amortization expense.
Adjusted EBITDA is EBITDA adjusted to exclude certain expenses related to the Company’s capital structure and management fee expense prior to the Merger, stock compensation expense and other non-operating income and expenses, including interest, investment gain/loss and nonrecurring income/expense.
Management believes the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is useful to investors in comparing the Company’s performance prior to the Merger and the Company’s performance following the Merger.
EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.
The following tables reconcile EBITDA and Adjusted EBITDA to net loss attributable to common stockholders for the periods presented:

CarLotz, Inc. and Subsidiaries — EBITDA and Adjusted EBITDA

(unaudited)

(In thousands, except share data)

	Three Months Ended March 31,
	2022	2021	Change
Net Loss	$(24,836)	$(15,022)	$(9,814)
Adjusted to exclude the following:
Interest expense	617	175	442
Income tax expense	—	—	—
Depreciation and amortization expense	1,789	383	1406
EBITDA	$(22,430)	$(14,464)	$(7,966)
Other expense	779	(162)	941
Stock compensation expense	1,684	41,963	(40,279)
Management fee expense - related party	—	2	(2)
Change in fair value of warrants liability	(1,600)	(12,358)	10,758
Change in fair value of earnout provision	(4,029)	(31,846)	27,817
Adjusted EBITDA	$(25,596)	$(16,865)	$(8,731)